Exhibit 99.1

Oclaro Announces Retirement of Chairman and CEO Alain Couder;

Names Greg Dougherty CEO and Marissa Peterson Chair

SAN JOSE, Calif., June 7, 2013 /PRNewswire/ — Oclaro, Inc. (the “Company”) (NASDAQ: OCLR) announced today that Alain Couder, the Company’s chair and chief executive officer, has retired and that the board of directors has named Greg Dougherty, Oclaro board member, as chief executive officer effective immediately. The Company also announced that Marissa Peterson, Oclaro board member, has been elected as chair.

“On behalf of the entire board, we thank Alain Couder for his contributions to Oclaro,” said Marissa Peterson, chair of the board of directors, Oclaro. “Since joining the company in 2007, Alain has played an important role in transforming the company from a small optical component company called Bookham into an industry leader. As we look ahead, Oclaro’s new CEO, Greg Dougherty brings significant operational experience in the optical industry. We look forward to working closely with Greg as we navigate through the current challenging financial situation.” Greg Dougherty has served as an Oclaro board member since 2009, and brings to the CEO role substantial leadership, operations, sales, marketing and general management experience in the optical and laser industries, including previous roles as chief operating officer of JDSU, and chief operating officer of SDL.

“Through its rich history of mergers and acquisitions, Oclaro has amassed an extensive technology and product portfolio, and I am honored to join its talented team,” said Greg Dougherty, chief executive officer, Oclaro. “My focus will be to harness those powerful assets to their fullest potential, by accelerating efforts to simplify the company and strengthen our execution; and by focusing on developing and implementing a profitable operating model. My goal is to solidify our position as a leader in the optical industry and to be the preferred supplier to our customers around the world.”

Alain Couder enters retirement after a long and successful career. Mr. Couder first joined the Company’s predecessor, Bookham, Inc., (Bookham) as CEO in August 2007 and was elected chair of the board in July 2011. Mr. Couder led Bookham through its merger with Avanex Corporation to create Oclaro and also led the Company through its merger with Opnext, Inc. in July 2012. Prior to joining Oclaro, Mr. Couder was president and CEO of three private companies, a venture advisor to a venture capital company, the chief operating officer of Agilent Technologies and held various positions over the years with Packard-Bell NEC, Groupe Bulle, Hewlett-Packard and IBM.

“In my career I have had the privilege to work with some of the technology industry’s best and brightest people,” said Alain Couder. “Oclaro has been one of the highlights. With its amazing talent, technology and products, Oclaro can have a substantial impact on the world. As I move on to retirement, I am confident that Oclaro is in good hands under the continued leadership of Greg Dougherty and the exceptional team we have in place.”

Mr. Dougherty, has served as an Oclaro board member since 2009. Prior to Oclaro, Mr. Dougherty served as a director of Avanex Corporation (Avanex) from April 2005 to April 2009, when Avanex and Bookham merged to create Oclaro. Mr. Dougherty has served as a director of Picarro, Inc., a manufacturer of ultra-sensitive gas spectroscopy equipment using laser-based technology, since October 2002. He also served as Picarro’s CEO from 2002 through 2003. Mr. Dougherty served on the board of directors of the Ronald McDonald House at Stanford from January 2004 until 2011. From February 2001 until September 2002, Mr. Dougherty was the chief operating officer of JDS Uniphase Corporation (JDS), an optical technology company. Prior to JDS, he was the chief operating officer of SDL, Inc. from March 1997 to February 2001 when they were acquired by JDS. From 1989 to 1997, Mr. Dougherty was the director of product management and marketing of Lucent Technologies Microelectronics in the Optoelectronics Strategic Business Unit. Mr. Dougherty received a B.Sc. degree in Optics in 1983 from the University of Rochester.

Ms. Peterson who has served as an Oclaro board member since 2011, brings to the chair position her extensive knowledge in the areas of operations, strategy, and customer relations, as well as experience as a senior executive of a large, complex and well-respected technology company. Ms. Peterson was formerly executive vice president, worldwide operations, services and customer advocacy of Sun Microsystems Inc., until her retirement in 2006 after 17 years with the company. From August 2008 to present, Ms. Peterson has served as a director of Humana Inc., a healthcare provider, and is currently a member of their nominating and corporate governance and organization and compensation committees. From August 2006 to present, she has served as a director for Ansell Limited, a global public company listed on the Australia Stock Exchange, where she is currently a member of the audit committee and chair of the risk committee. In addition, Ms. Peterson currently serves as a director of Quantros, Inc. and is a member of their audit committee and chair of the technology committee. She previously served as a director of Supervalu Inc. and the Lucile Packard Children’s Hospital at Stanford, and served on the board of trustees of Kettering University. Ms. Peterson has attained the distinction of being a National Association of Corporate Directors Board Leadership Fellow. Ms. Peterson earned a M.B.A. from Harvard University, and an honorary doctorate of management and a B.S. in mechanical engineering from Kettering University.

About Oclaro

Oclaro, Inc. (NASDAQ: OCLR) is one of the largest providers of lasers and optical components, modules and subsystems for the optical communications, industrial, and consumer laser markets. The company is a global leader dedicated to photonics innovation, with cutting-edge research and development (R&D) and chip fabrication facilities in the U.S., U.K., Italy, Switzerland, Israel, Korea and Japan. It has in-house and contract manufacturing sites in China, Malaysia and Thailand, with design, sales and service organizations in most of the major regions around the world. For more information, visit http://www.oclaro.com.

Copyright 2013. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the U.S. and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

Safe Harbor Statement

This press release contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” and other words and terms of similar meaning in connection with any discussion of future events or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, such as the factors described in Oclaro’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this announcement.